Exhibit 99.1

MSCI Reports Financial Results for Second Quarter and Six Months 2022

NEW YORK--(BUSINESS WIRE)--July 26, 2022--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2022 (“second quarter 2022”) and six months ended June 30, 2022 (“six months 2022”).

Financial and Operational Highlights for Second Quarter 2022

(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2021 (“second quarter 2021”) and Run Rate percentage changes are relative to June 30, 2021).

  Operating revenues of $551.8 million, up 10.8%; Organic operating revenue growth of 8.4%
  Recurring subscription revenues up 16.9%; Asset-based fees down 2.9%
  Operating margin of 54.4%; Adjusted EBITDA margin of 60.0%
  Diluted EPS of $2.59, up 30.2%; Adjusted EPS of $2.78, up 13.5%
  New recurring subscription sales growth of 21.3%; Organic recurring subscription Run Rate growth of 14.1%; Retention Rate of 95.5%
  In six months 2022 and through trade date of July 25, 2022, a total of $1.1 billion or 2,184,665 shares were repurchased at an average repurchase price of $480.65
  Approximately $84.0 million in dividends were paid to shareholders in second quarter 2022; Cash dividend of $1.25 per share declared by MSCI Board of Directors for third quarter 2022, an increase of 20.2%
	Three Months Ended			Six Months Ended
In thousands,	June 30,	June 30,		June 30,	June 30,
except per share data (unaudited)	2022	2021	% Change	2022	2021	% Change
Operating revenues	$551,806	$498,180	10.8%	$1,111,751	$976,603	13.8%
Operating income	$300,381	$257,533	16.6%	$589,359	$511,908	15.1%
Operating margin %	54.4%	51.7%		53.0%	52.4%

Net income	$210,587	$165,423	27.3%	$439,010	$362,242	21.2%

Diluted EPS	$2.59	$1.99	30.2%	$5.37	$4.34	23.7%
Adjusted EPS	$2.78	$2.45	13.5%	$5.76	$4.91	17.3%

Adjusted EBITDA	$331,144	$294,949	12.3%	$649,688	$571,535	13.7%
Adjusted EBITDA margin %	60.0%	59.2%		58.4%	58.5%

“Despite a challenging external environment, MSCI delivered another strong quarter. Globally, we posted record levels of second-quarter recurring subscription sales and recurring net new sales. We generated particularly strong results in ESG & Climate, Analytics, and Futures & Options. Meanwhile, our Index business achieved its 34th consecutive quarter of double-digit subscription run rate growth,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“Our sales pipeline remains strong, and we expect many of our solutions to outperform in periods of uncertainty and volatility. While our AUM-linked fees may remain challenged by depressed equity markets, we continue to see strength across most client segments and geographies. This underscores the durability of our all-weather franchise,” added Mr. Fernandez.

Second Quarter Consolidated Results

Operating Revenues: Operating revenues were $551.8 million, up 10.8%. Organic operating revenue growth was 8.4%. The $53.6 million increase was comprised of $58.9 million in higher recurring subscription revenues offset by a $3.9 million decrease in asset-based fees, and a $1.4 million decrease in non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at June 30, 2022 was $2,213.2 million, up 11.8%. Recurring subscriptions Run Rate increased by $253.5 million, and asset-based fees Run Rate decreased by $19.9 million. Organic recurring subscriptions Run Rate growth was 14.1%. Retention Rate in second quarter 2022 was 95.5%, compared to 94.4% in second quarter 2021.

Expenses: Total operating expenses were $251.4 million, up 4.5%. Adjusted EBITDA expenses were $220.7 million, up 8.6%, primarily reflecting higher compensation and benefits costs related to continued investments to support growth, including increased headcount in technology, research and client coverage. The increase also reflected higher non-compensation costs including in the areas of information technology costs, professional fees and market data costs. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 8.4% and 13.0%, respectively.

Headcount: As of June 30, 2022, headcount was 4,513 employees, with approximately 36% and approximately 64% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $40.3 million, down 34.8%. The lower net expenses were primarily driven by the absence of debt extinguishment costs in second quarter 2022 and favorable foreign currency exchange rate gains, partially offset by higher interest expense due to higher average debt balances versus the same period last year.

Income Taxes: The effective tax rate was 19.0% in second quarter 2022 compared to 15.5% in second quarter 2021. The increase was primarily related to the absence of the impact of significant discrete tax benefits in second quarter 2021, in relation to pretax income, including the tax impact of loss on debt extinguishment recognized in second quarter 2021. In addition, the second quarter of 2021 reflected the tax impact of the revaluation of deferred taxes as a result of the enactment of a tax rate increase in the UK and the tax impact of prior year refund claims.

Net Income: As a result of the factors described above, net income was $210.6 million, up 27.3%.

Adjusted EBITDA: Adjusted EBITDA was $331.1 million, up 12.3%. Adjusted EBITDA margin in second quarter 2022 was 60.0%, compared to 59.2% in second quarter 2021.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$179,711	$160,061	12.3%	$354,209	$315,178	12.4%
Asset-based fees	132,216	136,142	(2.9%)	277,269	262,848	5.5%
Non-recurring	9,022	9,760	(7.6%)	20,230	20,428	(1.0%)
Total operating revenues	320,949	305,963	4.9%	651,708	598,454	8.9%
Adjusted EBITDA expenses	75,779	72,495	4.5%	160,663	145,107	10.7%
Adjusted EBITDA	$245,170	$233,468	5.0%	$491,045	$453,347	8.3%
Adjusted EBITDA margin %	76.4%	76.3%		75.3%	75.8%

Index operating revenues were $320.9 million, up 4.9%. The $15.0 million increase was driven by $19.7 million in higher recurring subscription revenues offset by $3.9 million in lower asset-based fees and $0.7 million in lower non-recurring revenues.

Growth in recurring subscription revenues was primarily driven by strong growth from both market-cap weighted and factor, ESG and climate Index products.

The decrease in revenues attributable to asset-based fees reflected a decline in revenues from ETFs linked to MSCI equity indexes, driven by a decrease in average AUM and average basis point fees. Declines in fees from non-ETF indexed funds linked to MSCI indexes also contributed to the decrease in revenues driven by adjustments to revenue related to lower period over period client-reported AUM balances. The decrease in revenues attributable to asset-based fees was partially offset by an increase in revenues from exchange traded futures and options contracts linked to MSCI indexes, driven by volume increases.

Index Run Rate as of June 30, 2022, was $1.3 billion, up 4.9%. The $58.7 million increase was comprised of a $78.6 million increase in recurring subscription Run Rate offset by a $19.9 million decrease in asset-based fees Run Rate. The increase in recurring subscription Run Rate was primarily driven by strong growth from market cap-weighted, factor, ESG and climate, and custom and specialized Index products, and reflected growth across all regions and client segments. The asset-based fees Run Rate decline was driven by lower AUM in ETFs linked to MSCI equity indexes and an average basis point fee decrease in ETFs, partially offset by higher exchange traded futures and options volume and higher AUM in non-ETF indexed funds linked to MSCI indexes.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$139,497	$133,368	4.6%	$277,296	$265,040	4.6%
Non-recurring	2,187	2,534	(13.7%)	4,185	4,879	(14.2%)
Total operating revenues	141,684	135,902	4.3%	281,481	269,919	4.3%
Adjusted EBITDA expenses	78,723	86,088	(8.6%)	167,631	174,374	(3.9%)
Adjusted EBITDA	$62,961	$49,814	26.4%	$113,850	$95,545	19.2%
Adjusted EBITDA margin %	44.4%	36.7%		40.4%	35.4%

Analytics operating revenues were $141.7 million, up 4.3%. The $5.8 million increase was primarily driven by growth from recurring subscriptions related to both Multi-Asset Class and Equity Analytics products.

Analytics Run Rate as of June 30, 2022, was $592.0 million, up 5.0%. The increase of $28.1 million was also driven by growth in both Multi-Asset Class and Equity Analytics products. Analytics organic Run Rate growth was 7.4%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$54,037	$38,567	40.1%	$104,609	$72,707	43.9%
Non-recurring	1,091	741	47.2%	2,548	1,351	88.6%
Total operating revenues	55,128	39,308	40.2%	107,157	74,058	44.7%
Adjusted EBITDA expenses	40,796	33,588	21.5%	80,733	63,293	27.6%
Adjusted EBITDA	$14,332	$5,720	150.6%	$26,424	$10,765	145.5%
Adjusted EBITDA margin %	26.0%	14.6%		24.7%	14.5%

ESG and Climate operating revenues were $55.1 million, up 40.2%. The $15.8 million increase was primarily driven by strong growth from recurring subscriptions related to Ratings, Climate and Screening products. Excluding foreign currency exchange rate fluctuations, ESG and Climate operating revenue growth was 50.0%.

ESG and Climate Run Rate as of June 30, 2022, was $231.2 million, up 40.9%. The $67.1 million increase primarily reflects strong growth from Ratings, Climate and Screening products with contributions across all regions. ESG and Climate organic Run Rate growth was 47.2%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$33,804	$16,134	109.5%	$70,695	$32,937	114.6%
Non-recurring	241	873	(72.4%)	710	1,235	(42.5%)
Total operating revenues	34,045	17,007	100.2%	71,405	34,172	109.0%
Adjusted EBITDA expenses	25,364	11,060	129.3%	53,036	22,294	137.9%
Adjusted EBITDA	$8,681	$5,947	46.0%	$18,369	$11,878	54.6%
Adjusted EBITDA margin %	25.5%	35.0%		25.7%	34.8%

All Other – Private Assets operating revenues, which reflects the Real Assets operating segment, were $34.0 million, up 100.2%, and included $19.3 million from RCA. Excluding the impact of the acquisition, operating revenues decreased 13.5%. All Other – Private Assets organic operating revenues decreased by 5.5%, primarily due to timing of service deliveries and changes in contract structures.

All Other – Private Assets Run Rate, which reflects the Real Assets operating segment, was $137.7 million as of June 30, 2022, up 137.1%, and included $79.2 million associated with the RCA business. Excluding the impact of the acquisition, Run Rate increased 0.8%. All Other – Private Assets organic subscription Run Rate growth was 8.7%, driven by growth in Climate Value-at-Risk and Global Intel products.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $842.3 million as of June 30, 2022. On June 9, 2022, the Company drew down $350.0 million of term loan borrowings, maturing in February 2027. The Company maintains its existing undrawn revolving credit facility. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes.

Total principal amounts of debt outstanding as of June 30, 2022, was $4.6 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.6x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.5x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $19.1 million, and cash provided by operating activities decreased by 5.5% to $212.7 million primarily reflecting higher income tax payments and cash expenses paid in the quarter, partially offset by higher cash collections from customers. Free cash flow for second quarter 2022 was down 9.5% to $193.6 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 81.3 million in second quarter 2022, down 2.4% year-over-year. Total share repurchases during the quarter were $277.0 million or 685,522 shares at an average repurchase price of $404.06. Total shares outstanding as of June 30, 2022, were 80.5 million. A total of $539.1 million remains on the outstanding share repurchase authorization as of trade date of July 25, 2022.

Dividends: Approximately $84.0 million in dividends were paid to shareholders in second quarter 2022. On July 25, 2022, the MSCI Board of Directors declared a cash dividend of $1.25 per share for third quarter 2022, payable on August 31, 2022, to shareholders of record as of the close of trading on August 12, 2022.

Full-Year 2022 Guidance

MSCI's guidance for the year ending December 31, 2022 (“Full-Year 2022”) is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the ongoing COVID-19 pandemic as well as the economic and market impacts of elevated inflation levels and Russia’s invasion of Ukraine.

Guidance Item	Current Guidance for Full-Year 2022	Prior Guidance for Full-Year 2022
Operating Expense	$1,045 to $1,085 million	$1,075 to $1,115 million
Adjusted EBITDA Expense	$940 to $970 million	$975 to $1,005 million
Interest Expense (including amortization of financing fees)	~$172 million	~$162 million
Depreciation & Amortization Expense	$105 to $115 million	$100 to $110 million
Effective Tax Rate	15.5% to 18.5%	15.5% to 18.5%
Capital Expenditures	$65 to $75 million	$60 to $70 million
Net Cash Provided by Operating Activities	$1,080 to $1,120 million	$1,120 to $1,160 million
Free Cash Flow	$1,005 to $1,055 million	$1,050 to $1,100 million

Conference Call Information

MSCI's senior management will review the second quarter 2022 results on Tuesday, July 26, 2022 at 10:30 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI's Investor Relations website, https://ir.msci.com/events-and-presentations or to join via telephone, please register yourself at https://ir.msci.com/events-and-presentations. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including a dial-in number and a unique participant pin that can be used to access the call. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website.

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2022 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on February 11, 2022 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure
MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics
MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions, including the acquisition of RCA completed on September 13, 2021. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures
MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 13 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain non-recurring acquisition-related integration and transaction costs.

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain non-recurring acquisition-related integration and transaction costs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to costs associated with debt extinguishment, the impact related to certain non-recurring acquisition-related integration and transaction costs, the impact from impairment related to sublease of leased property and the impact related to gain from changes in ownership interest of equity method investee.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations
Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands, except per share data	2022	2021	Change	2022	2021	Change
Operating revenues	$551,806	$498,180	10.8%	$1,111,751	$976,603	13.8%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	100,768	87,327	15.4%	203,539	173,107	17.6%
Selling and marketing	61,073	58,191	5.0%	127,126	114,658	10.9%
Research and development	23,916	27,531	(13.1%)	52,238	52,393	(0.3%)
General and administrative	36,724	30,182	21.7%	82,291	64,910	26.8%
Amortization of intangible assets	22,179	30,396	(27.0%)	43,899	45,464	(3.4%)
Depreciation and amortization of property,
equipment and leasehold improvements	6,765	7,020	(3.6%)	13,299	14,163	(6.1%)
Total operating expenses(1)	251,425	240,647	4.5%	522,392	464,695	12.4%

Operating income	300,381	257,533	16.6%	589,359	511,908	15.1%

Interest income	(924)	(347)	166.3%	(1,222)	(733)	66.7%
Interest expense	41,085	39,557	3.9%	81,799	77,141	6.0%
Other expense (income)	188	22,628	(99.2%)	(193)	23,777	(100.8%)
Other expense (income), net	40,349	61,838	(34.8%)	80,384	100,185	(19.8%)

Income before provision for income taxes	260,032	195,695	32.9%	508,975	411,723	23.6%

Provision for income taxes	49,445	30,272	63.3%	69,965	49,481	41.4%
Net income	$210,587	$165,423	27.3%	$439,010	$362,242	21.2%

Earnings per basic common share	$2.60	$2.01	29.4%	$5.40	$4.39	23.0%

Earnings per diluted common share	$2.59	$1.99	30.2%	$5.37	$4.34	23.7%

Weighted average shares outstanding used
in computing earnings per share:

Basic	80,923	82,454	(1.9%)	81,255	82,546	(1.6%)
Diluted	81,295	83,295	(2.4%)	81,789	83,393	(1.9%)

(1) Includes stock-based compensation expense of $11.2 million and $13.2 million for the three months ended Jun. 30, 2022 and Jun. 30, 2021, respectively. Includes stock-based compensation expense of $33.4 million and $32.5 million for the six months ended Jun. 30, 2022 and Jun. 30, 2021, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	June 30,	Dec. 31,
In thousands	2022	2021
Cash and cash equivalents	$842,300	$1,421,449
Accounts receivable, net of allowances	$586,815	$664,511

Current deferred revenue	$808,020	$824,912
Current portion of long-term debt (1)	$6,532	$—
Long-term debt(2)	$4,505,338	$4,161,422

(1) Consists of gross current portion of long-term debt, net of deferred financing fees. Gross current portion of long-term debt was $6.6 million at Jun. 30, 2022.
(2) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $4,543.4 million at Jun. 30, 2022 and $4,200.0 million at Dec. 31, 2021.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Net cash provided by operating activities	$212,689	$225,057	(5.5%)	$456,873	$440,514	3.7%
Net cash used in investing activities	(19,103)	(11,961)	(59.7%)	(34,413)	(22,321)	(54.2%)
Net cash (used in) provided by financing activities	(16,819)	11,316	(248.6%)	(982,936)	256,858	n/m
Effect of exchange rate changes	(13,782)	443	n/m	(18,673)	(3,570)	n/m
Net (decrease) increase in cash and cash equivalents	$162,985	$224,855	(27.5%)	$(579,149)	$671,481	(186.2%)

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$179,711	$160,061	12.3%	$354,209	$315,178	12.4%
Asset-based fees	132,216	136,142	(2.9%)	277,269	262,848	5.5%
Non-recurring	9,022	9,760	(7.6%)	20,230	20,428	(1.0%)
Total operating revenues	320,949	305,963	4.9%	651,708	598,454	8.9%
Adjusted EBITDA expenses	75,779	72,495	4.5%	160,663	145,107	10.7%
Adjusted EBITDA	$245,170	$233,468	5.0%	$491,045	$453,347	8.3%
Adjusted EBITDA margin %	76.4%	76.3%		75.3%	75.8%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$139,497	$133,368	4.6%	$277,296	$265,040	4.6%
Non-recurring	2,187	2,534	(13.7%)	4,185	4,879	(14.2%)
Total operating revenues	141,684	135,902	4.3%	281,481	269,919	4.3%
Adjusted EBITDA expenses	78,723	86,088	(8.6%)	167,631	174,374	(3.9%)
Adjusted EBITDA	$62,961	$49,814	26.4%	$113,850	$95,545	19.2%
Adjusted EBITDA margin %	44.4%	36.7%		40.4%	35.4%

ESG and Climate	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$54,037	$38,567	40.1%	$104,609	$72,707	43.9%
Non-recurring	1,091	741	47.2%	2,548	1,351	88.6%
Total operating revenues	55,128	39,308	40.2%	107,157	74,058	44.7%
Adjusted EBITDA expenses	40,796	33,588	21.5%	80,733	63,293	27.6%
Adjusted EBITDA	$14,332	$5,720	150.6%	$26,424	$10,765	145.5%
Adjusted EBITDA margin %	26.0%	14.6%		24.7%	14.5%

All Other - Private Assets	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$33,804	$16,134	109.5%	$70,695	$32,937	114.6%
Non-recurring	241	873	(72.4%)	710	1,235	(42.5%)
Total operating revenues	34,045	17,007	100.2%	71,405	34,172	109.0%
Adjusted EBITDA expenses	25,364	11,060	129.3%	53,036	22,294	137.9%
Adjusted EBITDA	$8,681	$5,947	46.0%	$18,369	$11,878	54.6%
Adjusted EBITDA margin %	25.5%	35.0%		25.7%	34.8%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2022	2021	% Change	2022	2021	% Change
Operating revenues:
Recurring subscriptions	$407,049	$348,130	16.9%	$806,809	$685,862	17.6%
Asset-based fees	132,216	136,142	(2.9%)	277,269	262,848	5.5%
Non-recurring	12,541	13,908	(9.8%)	27,673	27,893	(0.8%)
Operating revenues total	551,806	498,180	10.8%	1,111,751	976,603	13.8%
Adjusted EBITDA expenses	220,662	203,231	8.6%	462,063	405,068	14.1%
Adjusted EBITDA	$331,144	$294,949	12.3%	$649,688	$571,535	13.7%
Adjusted EBITDA margin %	60.0%	59.2%		58.4%	58.5%
Operating margin %	54.4%	51.7%		53.0%	52.4%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2022	2021	2022	2021
Index
New recurring subscription sales	$27,946	$25,635	$50,363	$46,491
Subscription cancellations	(7,161)	(6,791)	$(13,081)	(11,989)
Net new recurring subscription sales	$20,785	$18,844	$37,282	$34,502
Non-recurring sales	$14,267	$10,769	$27,982	$21,974
Total gross sales	$42,213	$36,404	$78,345	$68,465
Total Index net sales	$35,052	$29,613	$65,264	$56,476

Index Retention Rate	95.9%	95.6%	96.2%	96.1%

Analytics
New recurring subscription sales	$18,754	$16,282	$32,823	$28,492
Subscription cancellations	(8,366)	(10,096)	$(16,494)	(15,975)
Net new recurring subscription sales	$10,388	$6,186	$16,329	$12,517
Non-recurring sales	$2,418	$2,773	$5,907	$5,746
Total gross sales	$21,172	$19,055	$38,730	$34,238
Total Analytics net sales	$12,806	$8,959	$22,236	$18,263

Analytics Retention Rate	94.3%	92.7%	94.4%	94.2%

ESG and Climate
New recurring subscription sales	$22,205	$17,756	$41,347	$29,396
Subscription cancellations	(1,369)	(1,246)	$(2,012)	(2,298)
Net new recurring subscription sales	$20,836	$16,510	$39,335	$27,098
Non-recurring sales	$870	$1,140	$2,178	$1,837
Total gross sales	$23,075	$18,896	$43,525	$31,233
Total ESG and Climate net sales	$21,706	$17,650	$41,513	$28,935

ESG and Climate Retention Rate	97.3%	96.4%	98.0%	96.7%

All Other - Private Assets
New recurring subscription sales	$5,713	$1,860	$11,272	$3,544
Subscription cancellations	(1,358)	(887)	$(3,336)	(1,585)
Net new recurring subscription sales	$4,355	$973	$7,936	$1,959
Non-recurring sales	$455	$185	$607	$1,071
Total gross sales	$6,168	$2,045	$11,879	$4,615
Total All Other - Private Assets net sales	$4,810	$1,158	$8,543	$3,030

All Other - Private Assets Retention Rate(2)	96.0%	93.7%	95.1%	94.4%

Consolidated
New recurring subscription sales	$74,618	$61,533	$135,805	$107,923
Subscription cancellations	(18,254)	(19,020)	(34,923)	(31,847)
Net new recurring subscription sales	$56,364	$42,513	$100,882	$76,076
Non-recurring sales	$18,010	$14,867	$36,674	$30,628
Total gross sales	$92,628	$76,400	$172,479	$138,551
Total net sales	$74,374	$57,380	$137,556	$106,704

Total Retention Rate	95.5%	94.4%	95.7%	95.3%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

(2) Retention rate for All Other – Private Assets excluding the impact of RCA was 97.1% and 95.8% for the three and six months ended Jun. 30, 2022, respectively.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Six Months Ended
	June 30,	Sep. 30,	Dec. 31,	Mar. 31,	June 30,	June 30,	June 30,
In billions	2021	2021	2021	2022	2022	2021	2022
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,209.6	$1,336.2	$1,336.6	$1,451.6	$1,389.3	$1,103.6	$1,451.6
Market Appreciation/(Depreciation)	73.7	(30.7)	56.5	(89.7)	(207.3)	116.9	(297.0)
Cash Inflows	52.9	31.1	58.5	27.4	7.5	115.7	34.9
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,336.2	$1,336.6	$1,451.6	$1,389.3	$1,189.5	$1,336.2	$1,189.5

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,292.4	$1,361.9	$1,414.8	$1,392.5	$1,285.4	$1,230.8	$1,338.9

Period-End Basis Point Fee(3)	2.58	2.57	2.54	2.51	2.52	2.58	2.52

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.

(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	June 30,	June 30,
In thousands	2022	2021	% Change
Index
Recurring subscriptions	$732,081	$653,448	12.0%
Asset-based fees	520,092	539,984	(3.7%)
Index Run Rate	1,252,173	1,193,432	4.9%

Analytics Run Rate	592,043	563,938	5.0%

ESG and Climate Run Rate	231,222	164,092	40.9%

All Other - Private Assets Run Rate	137,713	58,088	137.1%

Total Run Rate	$2,213,151	$1,979,550	11.8%

Total recurring subscriptions	$1,693,059	$1,439,566	17.6%
Total asset-based fees	520,092	539,984	(3.7%)
Total Run Rate	$2,213,151	$1,979,550	11.8%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2022	2021	2022	2021
Index adjusted EBITDA	$245,170	$233,468	$491,045	$453,347
Analytics adjusted EBITDA	62,961	49,814	113,850	95,545
ESG and Climate adjusted EBITDA	14,332	5,720	26,424	10,765
All Other - Private Assets adjusted EBITDA	8,681	5,947	18,369	11,878
Consolidated adjusted EBITDA	331,144	294,949	649,688	571,535
Amortization of intangible assets	22,179	30,396	43,899	45,464
Depreciation and amortization of property,
equipment and leasehold improvements	6,765	7,020	13,299	14,163
Acquisition-related integration and transaction costs(1)	1,819	—	3,131	—
Operating income	300,381	257,533	589,359	511,908
Other expense (income), net	40,349	61,838	80,384	100,185
Provision for income taxes	49,445	30,272	69,965	49,481
Net income	$210,587	$165,423	$439,010	$362,242

(1) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2022	2021	2022	2021
Net income	$210,587	$165,423	$439,010	$362,242
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	16,854	9,565	33,753	19,123
Plus: Acquisition-related integration and transaction costs(1)(2)	1,907	—	3,292	—
Plus: Debt extinguishment costs associated with the
2025 and 2026 Senior Notes Redemptions	—	21,792	—	21,792
Plus: Write-off of internally developed capitalized
software	—	16,013	—	16,013
Less: Income tax effect	(3,586)	(8,973)	(5,093)	(9,823)
Adjusted net income	$225,762	$203,820	$470,962	$409,347

Diluted EPS	$2.59	$1.99	$5.37	$4.34
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.21	0.11	0.41	0.23
Plus: Acquisition-related integration and transaction costs(1)(2)	0.02	—	0.04	—
Plus: Debt extinguishment costs associated with the
2025 and 2026 Senior Notes Redemptions	—	0.26	—	0.26
Plus: Write-off of internally developed capitalized
software	—	0.19	—	0.19
Less: Income tax effect	(0.04)	(0.10)	(0.06)	(0.11)
Adjusted EPS	$2.78	$2.45	$5.76	$4.91

(1) Acquisition-related integration and transaction costs of $1.8 million and $3.1 million are presented within "General and administrative" expenses and $0.1 million and $0.2 million are presented within "Depreciation and amortization of property, equipment and leasehold improvements" expenses for the three and six months ended Jun. 30, 2022, respectively.

(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2022
In thousands	2022	2021	2022	2021	Outlook(1)
Index adjusted EBITDA expenses	$75,779	$72,495	$160,663	$145,107
Analytics adjusted EBITDA expenses	78,723	86,088	167,631	174,374
ESG and Climate adjusted EBITDA expenses	40,796	33,588	80,733	63,293
All Other - Private Assets adjusted EBITDA expenses	25,364	11,060	53,036	22,294
Consolidated adjusted EBITDA expenses	220,662	203,231	462,063	405,068	$940,000 - $970,000
Amortization of intangible assets	22,179	30,396	43,899	45,464
Depreciation and amortization of property,					$105,000 - $115,000
equipment and leasehold improvements	6,765	7,020	13,299	14,163
Acquisition-related integration and transaction costs(2)	1,819	—	3,131	—
Total operating expenses	$251,425	$240,647	$522,392	$464,695	$1,045,000 - $1,085,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.
(2) Incremental and non-recurring costs attributable to acquisitions directly related to the execution of the transaction and integration of the acquired business that have occurred no later than 12 months after the close of the transaction.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2022
In thousands	2022	2021	2022	2021	Outlook(1)
Net cash provided by operating activities	$212,689	$225,057	$456,873	$440,514	$1,080,000 - $1,120,000
Capital expenditures	(3,483)	(1,809)	(4,737)	(2,473)
Capitalized software development costs	(15,615)	(9,241)	(29,699)	(18,937)
Capex	(19,098)	(11,050)	(34,436)	(21,410)	($75,000 - $65,000)
Free cash flow	$193,591	$214,007	$422,437	$419,104	$1,005,000 - $1,055,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Second Quarter 2022 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended June 30, 2022 and 2021
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.9%	12.3%	(2.9%)	(7.6%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.4%	0.5%	0.2%	—%
Organic operating revenue growth	5.3%	12.8%	(2.7%)	(7.6%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.3%	4.6%	—%	(13.7%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.9%	0.9%	—%	4.4%
Organic operating revenue growth	5.2%	5.5%	—%	(9.3%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	40.2%	40.1%	—%	47.2%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	9.8%	9.8%	—%	7.9%
Organic operating revenue growth	50.0%	49.9%	—%	55.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	100.2%	109.5%	—%	(72.4%)
Impact of acquisitions and divestures	(117.5%)	(123.8%)	—%	—%
Impact of foreign currency exchange rate fluctuations	11.8%	12.3%	—%	1.4%
Organic operating revenue growth	(5.5%)	(2.0%)	—%	(71.0%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.8%	16.9%	(2.9%)	(9.8%)
Impact of acquisitions and divestitures	(4.0%)	(5.7%)	—%	—%
Impact of foreign currency exchange rate fluctuations	1.6%	2.2%	0.2%	1.3%
Organic operating revenue growth	8.4%	13.4%	(2.7%)	(8.5%)

Table 14: Six Months 2022 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Six Months Ended June 30, 2022 and 2021
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.9%	12.4%	5.5%	(1.0%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.3%	0.4%	0.2%	0.1%
Organic operating revenue growth	9.2%	12.8%	5.7%	(0.9%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	4.3%	4.6%	—%	(14.2%)
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.7%	0.7%	—%	2.6%
Organic operating revenue growth	5.0%	5.3%	—%	(11.6%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	44.7%	43.9%	—%	88.6%
Impact of acquisitions and divestures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	6.5%	6.5%	—%	6.9%
Organic operating revenue growth	51.2%	50.4%	—%	95.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	109.0%	114.6%	—%	(42.5%)
Impact of acquisitions and divestures	(115.8%)	(120.0%)	—%	—%
Impact of foreign currency exchange rate fluctuations	9.8%	10.0%	—%	3.0%
Organic operating revenue growth	3.0%	4.6%	—%	(39.5%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	13.8%	17.6%	5.5%	(0.8%)
Impact of acquisitions and divestitures	(4.0%)	(5.7%)	—%	—%
Impact of foreign currency exchange rate fluctuations	1.2%	1.6%	0.2%	1.0%
Organic operating revenue growth	11.0%	13.5%	5.7%	0.2%

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